Exhibit 99.(b)(2)

                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

                                January 12, 1996

Pursuant to ARTICLE 11 of the BY-LAWS of The Massachusetts Health & Education Tax-Exempt Trust (the "Trust"), upon vote of a majority of the Trustees of the Trust SECTION 1.2 of ARTICLE 1 of the BY-LAWS of the Trust was amended to read as follows:

            1.2 Principal Office of the Trust. The principal office of the Trust shall be located at 24 Federal Street, Boston, MA 02110.

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